2nd Amendment

           Amendment to Employment Agreement dated as of September 18, 1996 between SULLIVAN GRAPHICS, INC. (the "Company") and STEPHEN M. DYOTT (the "Executive").

           For good and valuable consideration, the Company and the Employee hereby agree to amend the Employment Agreement as set forth below:

           Section 2.1 shall read as follows:

           "2.1. General. The Company hereby employs the Executive, and the Executive agrees to serve, as Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer of the Company, upon the terms and conditions herein contained. The Executive shall have all of the responsibilities and powers normally associated with such offices. So long as the Executive is employed by the Company as its Chief Executive Officer, the Company shall nominate and use its best efforts to cause the Executive to be elected as a member of the Board of Directors of the Company (the "Board"). The Executive shall perform such other duties and services for the Company, commensurate with the Executive's position, as may be designated from time to time by the Board. The Executive agrees to serve the Company faithfully and to the best of his ability under the direction of the Board.

           Section 3.1 shall read as follows:

           "3.1. Base Salary. From the date of this 2nd Amendment, the Executive shall be entitled to receive a base salary ("Base Salary") at a rate of $475,000 per annum, payable in arrears in equal installments not less frequently than bi-weekly in accordance with the Company's payroll practices, with such increases as may be provided in accordance with the terms hereof. Once increased, such higher amount shall constitute the Executive's Base Salary."

           IN WITNESS WHEREOF, the Company has caused this Amendment to the Employment Agreement to be duly executed and the Executive has hereunto set his hand, effective September 18, 1996.

                                      SULLIVAN GRAPHICS, INC.


                                      By: /s/ Timothy M. Davis
                                         ______________________________________
                                                    Timothy M. Davis
                                         Senior Vice President and Secretary




                                      EXECUTIVE


                                      By: /s/ Stephen M. Dyott
                                         ______________________________________
                                                     Stephen M. Dyott